                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                          ----------------------------



                                    FORM 8-K

                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


                                 July 15, 1997
                         -----------------------------
                                 Date of Report
                       (Date of earliest event reported)



                           ELECTROPHARMACOLOGY, INC.
                           -------------------------
               (Exact Name of Registrant as Specified in Charter)



           DELAWARE                         0-25828              95-4315412
-------------------------------    ------------------------  ------------------
(State or other Jurisdiction of    (Commission File Number)   (I.R.S. Employer
         Incorporation)                                      Identification No.)

2301 N.W. 33RD COURT, SUITE 102
    POMPANO BEACH, FLORIDA                                          33069
-------------------------------                                   ----------
(Address of Principal Executive                                   (Zip Code)
            Offices)



                                (954) 975-9818
             ----------------------------------------------------
             (Registrant's telephone number, including area code)

ITEM 5.  OTHER EVENTS.

Electropharmacology, Inc. ("Registrant") announced on July 15, 1997 that the U.S. Health Care Financing Administration ("HCFA") has decided to implement, effective as of July 14, a policy denying Medicare reimbursement for the use of all electrical stimulation, including pulsed electromagnetic fields, in treating wounds due to lack of sufficient proof that electrical stimulation promotes the healing of wounds. Registrant's SofPulse(TM) product is currently used as an adjunct for the treatment of edema and pain associated with superficial tissue injuries, including wounds, and not to promote wound healing. HCFA's new policy only relates to the use of SofPulse(TM) in promoting wound healing. Registrant is attempting to obtain clarification from HCFA and Medicare fiscal intermediaries to define the medical conditions where a physician's prescription for the use of SofPulse(TM) would be denied as a result of this new policy. However, if reimbursement is denied for the treatment of edema associated with wounds, Registrant's revenues would be materially adversely affected since wound patients represent a significant population of patients who currently receive SofPulse(TM) treatment at nursing homes. Registrant believes that the non-reimbursement policy, if implemented without clarification, would reduce the revenues from its recently executed purchase-distribution agreement with National Patient Care Systems, Inc. ("NPCS"). Registrant and its U.S. distribution partner, NPCS, are jointly evaluating strategies to minimize the potential loss of revenues in this initial domestic market for SofPulse(TM).

Registrant announced on July 18, 1997 that it received notice from Nasdaq that Registrant's stock would be delisted from the Nasdaq Stock Market as of the close of business on July 24, 1997 due to noncompliance with the minimum capital and surplus requirement. As instructed in the notification, Registrant is requesting a review of the staff's determination and a stay of delisting pending such review. Registrant expects that a Nasdaq hearing will be scheduled in due course where Registrant will present its strategy to achieve compliance.

Registrant announced on July 18, 1997 that its purchase-distribution agreement with NPCS has been terminated effective as of July 18, 1997 following the announcement by HCFA of its new policy denying Medicare reimbursement for the use of all electrical stimulation, including pulsed electromagnetic fields, in treating wounds. Registrant and NPCS may jointly explore selected market opportunities for SofPulse(TM) in the U.S. under a separate agreement. Registrant reacquired the marketing rights and control of its fleet of SofPulse(TM) devices from NPCS. Registrant will continue to focus on international markets and pursue alternative marketing strategies, including lease-purchase or sale of SofPulse(TM) devices to customers in the U.S. for the treatment of pain and edema to generate revenues from the use of its existing fleet since the new HCFA policy only relates to the use of electrical stimulation in the promotion of wound healing.

                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               Electropharmacology, Inc.



                               By: /s/ ARUP SEN
                                  ------------------------------------------
                                  Arup Sen
                                  President and Chief Executive Officer


July 15, 1997

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